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Exhibit 99.1 Barnes Group Inc. 123 Main Street Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. REPORTS
FIRST QUARTER 2015 FINANCIAL RESULTS

▪	Net Sales of $301 million, down 4%; Organic Sales up 3%

▪	Operating Margin of 14.6%; Adjusted Operating Margin of 14.9%, up 120 bps

▪	Diluted Net Income per Share of $0.52;
Adjusted Diluted Net Income per Share of $0.53, up 6%

▪	2015 EPS from Continuing Operations Guidance Updated to $2.43 to $2.58 per diluted share; On an Adjusted Basis, $2.45 to $2.60 per diluted share, up 5% to 11%

BRISTOL, Conn., April 24, 2015 - Barnes Group Inc. (NYSE: B), an international industrial and aerospace manufacturer and service provider, today reported financial results for the first quarter of 2015. Net sales of $301 million were down 4% from $312 million in the first quarter of 2014 as positive organic growth of 3% was more than offset by unfavorable foreign exchange of 6%. Net Income for the first quarter was $29.1 million, or $0.52 per diluted share, compared to $22.8 million, or $0.41 per diluted share in the prior year period. On an adjusted basis, net income was $0.53 per diluted share, up 6% from $0.50 a year ago. First quarter 2015 adjusted net income excludes $0.9 million pre-tax, or $0.01 per diluted share, of Männer short-term purchase accounting adjustments. First quarter 2014 adjusted net income excludes the impact of Männer short-term purchase accounting adjustments of $4.9 million pre-tax, or $0.06 per diluted share, and costs related to the closure of production operations at Associated Spring’s Saline, Michigan facility which were $2.8 million pre-tax, or $0.03 per diluted share.
A table reconciling first quarter 2015 and 2014 non-GAAP adjusted results presented in this release to our GAAP results is included at the end of this press release.
“We continue to generate solid organic revenue growth and improved margins in our Industrial business, while Aerospace is positioned for an expected sales ramp through the end of the year,” said Patrick J. Dempsey, President and Chief Executive Officer of Barnes Group Inc. “Barnes Group’s first quarter progressed generally as expected, and organic orders were strong. This sets us up well for delivering on our increased 2015 performance expectation,” added Dempsey.

Industrial

•
First quarter 2015 sales were $200.3 million, down 2% from $203.9 million in the same period last year. Unfavorable foreign exchange reduced sales by approximately $20.0 million, or 10%. Organic sales growth remained strong, up 8% in the quarter, benefitting from favorable tool & die and automotive end markets.

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•
Operating profit in the first quarter of 2015 was $31.0 million, compared to $19.4 million in the prior year period, benefiting from $4.0 million in lower Männer short-term purchase accounting adjustments and the absence of last year’s $2.8 million Saline restructuring charge. Excluding these items, adjusted operating profit of $31.8 million was up 18% from $27.0 million a year ago, primarily from the profit contribution of strong organic sales growth. The impact of unfavorable foreign exchange on operating profit for the quarter was not meaningful. Adjusted operating margin was 15.9%, up 260 bps from last year’s adjusted operating margin of 13.3%.

Aerospace

•
First quarter 2015 sales were $100.2 million, down 7% from $108.2 million in the same period last year. Lower sales from the original equipment manufacturing ("OEM") and aftermarket maintenance, repair and overhaul ("MRO") businesses were partially offset by higher aerospace spare parts sales.

•
Operating profit was $12.9 million for the first quarter of 2015, down 18% from $15.8 million in the prior year period. Operating profit was impacted by lower contributions from reduced sales in the OEM and MRO businesses, and was partially offset by increased profit contributions from the Component Repair Programs and spare parts business. Operating margin was 12.9% in the quarter, down 170 basis points from 14.6% a year ago.

•	Aerospace backlog was $542 million at the end of the first quarter of 2015, down 2% year-over-year, and up 4% sequentially from the end of 2014.

Additional Information

•	Interest expense decreased $0.6 million to $2.7 million in the first quarter primarily as a result of lower average borrowings and a lower average interest rate.

•
The Company's effective tax rate from continuing operations for the first quarter of 2015 was 29.2% compared with 27.9% in the first quarter of 2014 and 27.6% for the full year 2014. The effective tax rate increase in 2015 over the full year 2014 rate is primarily due to the expiration of certain tax holidays.

2015 Outlook
Barnes Group now expects 2015 organic revenue growth of 6% to 8% with total revenue growth of 1% to 3% after consideration of unfavorable foreign exchange of approximately 5%. Operating margins are forecasted to be in the range of 16% to 17%. GAAP earnings from continuing operations are now expected to be in the range of $2.43 to $2.58 per diluted share. Excluding an approximate $0.02 of remaining Männer short-term purchase accounting adjustments anticipated to be recorded in 2015, adjusted diluted earnings per share from continuing operations is expected to be in the range of $2.45 to $2.60, up 5% to 11% from 2014’s adjusted diluted earnings per share of $2.34. Further, the Company still anticipates capital expenditures of approximately $55 to $60 million and cash conversion to approximate 100% of net income.

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Conference Call
Barnes Group Inc. will conduct a conference call with investors to discuss first quarter 2015 results at 8:30 a.m. ET today, April 24, 2015. The public may access the conference through a live audio webcast available on the Investor Relations section of Barnes Group’s website at www.BGInc.com. The conference is also available by direct dial at (877) 201-0168 in the U.S. or (647) 788-4901 outside of the U.S.; Conference ID 98642025. Supplemental materials will be posted to the Investor Relations section of the Company's website prior to the conference call.
In addition, the call will be recorded and available for playback from 12:00 p.m. (ET) on Friday, April 24, 2015 until 11:59 p.m. (ET) on Friday, May 1, 2015, by dialing (404) 537-3406; Conference ID 98642025.

About Barnes Group
Founded in 1857, Barnes Group Inc. (NYSE: B) is an international industrial and aerospace manufacturer and service provider, serving a wide range of end markets and customers. The highly engineered products, differentiated industrial technologies, and innovative solutions delivered by Barnes Group are used in far-reaching applications that provide transportation, manufacturing, healthcare products, and technology to the world. Barnes Group’s approximately 4,500 skilled and dedicated employees, at more than 60 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "strategy," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These include, among others: difficulty maintaining relationships with employees, including unionized employees, customers, distributors, suppliers, business partners or governmental entities; failure to successfully negotiate collective bargaining agreements or potential strikes, work stoppages or other similar events; difficulties leveraging market opportunities; changes in market demand for our products and services; rapid technological and market change; the ability to protect intellectual property rights; introduction or development of new products or transfer of work; higher risks in international operations and markets; the impact of intense competition; and other risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by the Company, including, among others, uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; inability to realize expected sales or profits from existing backlog due to a range of factors, including insourcing decisions, material changes, production schedules and volumes of specific programs; the impact of government budget and funding decisions; changes in raw material or product prices and availability; integration of acquired businesses; restructuring costs or savings; the continuing impact of prior acquisitions and divestitures and any other future strategic actions, including acquisitions, joint ventures, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; the outcome of pending and future legal, governmental, or regulatory proceedings and contingencies and uninsured claims; future repurchases of common stock; future levels of indebtedness; and numerous other matters of a global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2015	2014	% Change
Net sales	$300,573	$312,099	(3.7)

Cost of sales	198,355	214,557	(7.6)
Selling and administrative expenses	58,323	62,418	(6.6)
	256,678	276,975	(7.3)
Operating income	43,895	35,124	25.0

Operating margin	14.6%	11.3%

Interest expense	2,720	3,319	(18.0)
Other expense (income), net	81	234	(65.4)
Income before income taxes	41,094	31,571	30.2
Income taxes	12,018	8,819	36.3
Net income	$29,076	$22,752	27.8
Common dividends	$6,571	$5,971	10.0

Per common share:

Basic	$0.53	$0.42	26.2
Diluted	$0.52	$0.41	26.8
Dividends	0.12	0.11	9.1

Weighted average common shares outstanding:
Basic	55,086,882	54,650,481	0.8
Diluted	55,658,797	55,972,753	(0.6)

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BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2015	2014	% Change
Net sales
Industrial	$200,349	$203,888	(1.7)
Aerospace	100,224	108,212	(7.4)
Intersegment sales	—	(1)	NM
Total net sales	$300,573	$312,099	(3.7)

Operating profit
Industrial	$30,979	$19,374	59.9
Aerospace	12,916	15,750	(18.0)
Total operating profit	$43,895	$35,124	25.0

Operating margin			Change
Industrial	15.5%	9.5%	600	bps.
Aerospace	12.9%	14.6%	(170)	bps.
Total operating margin	14.6%	11.3%	330	bps.
NM - Not Meaningful

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BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$45,622	$46,039
Accounts receivable	286,002	275,890
Inventories	211,617	212,044
Deferred income taxes	26,721	31,849
Prepaid expenses and other current assets	27,760	22,574
Total current assets	597,722	588,396

Deferred income taxes	8,837	10,061
Property, plant and equipment, net	292,122	299,435
Goodwill	568,778	594,949
Other intangible assets, net	528,999	554,694
Other assets	27,179	26,350
Total assets	$2,023,637	$2,073,885

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$16,424	$8,028
Accounts payable	103,015	94,803
Accrued liabilities	139,303	161,397
Long-term debt - current	780	862
Total current liabilities	259,522	265,090

Long-term debt	462,791	495,844
Accrued retirement benefits	111,182	115,057
Deferred income taxes	64,514	70,147
Other liabilities	19,605	15,954

Total stockholders' equity	1,106,023	1,111,793
Total liabilities and stockholders' equity	$2,023,637	$2,073,885

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2015	2014
Operating activities:
Net income	$29,076	$22,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,122	20,782
Amortization of convertible debt discount	—	731
(Gain) loss on disposition of property, plant and equipment	(1,334)	78
Stock compensation expense	2,577	1,865
Withholding taxes paid on stock issuances	(488)	(463)
Changes in assets and liabilities:
Accounts receivable	(13,777)	(32,802)
Inventories	(6,229)	802
Prepaid expenses and other current assets	(5,944)	(2,763)
Accounts payable	9,921	9,676
Accrued liabilities	(13,493)	(3,131)
Deferred income taxes	3,740	3,834
Long-term retirement benefits	(2,878)	(4,964)
Other	2,373	580
Net cash provided by operating activities	22,666	16,977

Investing activities:
Proceeds from disposition of property, plant and equipment	2,010	382
Capital expenditures	(10,960)	(15,074)
Other	(321)	(467)
Net cash used by investing activities	(9,271)	(15,159)

Financing activities:
Net change in other borrowings	8,425	559
Payments on long-term debt	(55,821)	(26,151)
Proceeds from the issuance of long-term debt	26,722	39,283
Payment of assumed liability to Otto Männer Holding AG	—	(19,796)
Proceeds from the issuance of common stock	4,956	7,262
Common stock repurchases	—	(8,389)
Dividends paid	(6,571)	(5,971)
Excess tax benefit on stock awards	914	2,246
Other	10,033	(76)
Net cash used by financing activities	(11,342)	(11,033)

Effect of exchange rate changes on cash flows	(2,470)	(230)
Decrease in cash and cash equivalents	(417)	(9,445)

Cash and cash equivalents at beginning of period	46,039	70,856
Cash and cash equivalents at end of period	$45,622	$61,411

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BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2015	2014
Free cash flow:
Net cash provided by operating activities	$22,666	$16,977
Capital expenditures	(10,960)	(15,074)
Free cash flow (1)	$11,706	$1,903

Notes:
(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

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BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2015	2014		% Change
SEGMENT RESULTS
Operating Profit - Industrial Segment (GAAP)	$30,979	$19,374		59.9
Männer short-term purchase accounting adjustments	851	4,901
Restructuring charges	—	2,750
Operating Profit - Industrial Segment as adjusted (Non-GAAP) (1)	$31,830	$27,025		17.8

Operating Margin - Industrial Segment (GAAP)	15.5%	9.5%		600	bps.
Operating Margin - Industrial Segment as adjusted (Non-GAAP) (1)	15.9%	13.3%		260	bps.

CONSOLIDATED RESULTS
Operating Income (GAAP)	$43,895	$35,124		25.0
Männer short-term purchase accounting adjustments	851	4,901
Restructuring charges	—	2,750
Operating Income as adjusted (Non-GAAP) (1)	$44,746	$42,775		4.6

Operating Margin (GAAP)	14.6%	11.3%		330	bps.
Operating Margin as adjusted (Non-GAAP) (1)	14.9%	13.7%		120	bps.

Diluted Net Income per Share (GAAP)	$0.52	$0.41		26.8
Männer short-term purchase accounting adjustments	0.01	0.06
Restructuring charges	—	0.03
Diluted Net Income per Share as adjusted (Non-GAAP) (1)	$0.53	$0.50		6.0

	Full-Year 2014	Full-Year 2015 Outlook
Diluted Income from Continuing Operations per Share (GAAP)	$2.16	$2.43	to	$2.58
Männer short-term purchase accounting adjustments	0.11		0.02
Restructuring charges	0.07		—
Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (1)	$2.34	$2.45		$2.60

Notes:
(1) The Company has excluded short-term purchase accounting adjustments related to its Männer acquisition in 2015 and 2014 and restructuring charges related to the closure of production operations at the Company's Associated Spring facility located in Saline, Michigan in 2014 from its "as adjusted" financial measurements. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.